                                                                 Exhibit (10)(b)

===============================================================================

                                CREDIT AGREEMENT

                          dated as of December 7, 2001

                                     between

                         WORLD FUEL SERVICES CORPORATION

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION


===============================================================================

                                TABLE OF CONTENTS

         SECTION 1 DEFINITIONS ......................................................................   1
               1.1 Definitions ......................................................................   1
               1.2 Other Interpretive Provisions ....................................................  10
         SECTION 2 COMMITMENT OF THE BANK; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES ....  11
               2.1 Commitment .......................................................................  11
                     2.1.1 Revolving Loan Commitment ................................................  11
                     2.1.2 Letter of Credit Commitment ..............................................  11
               2.2 Loan Procedures ..................................................................  11
                     2.2.1 Various Types of Loans ...................................................  12
                     2.2.2 Borrowing Procedures .....................................................  12
                     2.2.3 Conversion and Continuation Procedures ...................................  12
               2.3 Letter of Credit Procedures ......................................................  13
                     2.3.1 Letter of Credit Applications ............................................  13
                     2.3.2 Reimbursement Obligations ................................................  13
                     2.3.3 Limitation on Obligations of Bank ........................................  14
               2.4 Certain Conditions ...............................................................  14
         SECTION 3 NOTES EVIDENCING LOANS ...........................................................  14
               3.1 Notes ............................................................................  14
               3.2 Recordkeeping ....................................................................  14
         SECTION 4 INTEREST .........................................................................  15
               4.1 Interest Rates ...................................................................  15
               4.2 Interest Payment Dates ...........................................................  15
               4.3 Setting and Notice of Eurodollar Rates ...........................................  15
               4.4 Computation of Interest ..........................................................  15
         SECTION 5 FEES .............................................................................  16
               5.1 Non-Use Fee ......................................................................  16
               5.2 Letter of Credit Fees ............................................................  16
               5.3 Facility Fee .....................................................................  16
         SECTION 6 PREPAYMENTS ......................................................................  17
               6.1 Voluntary Prepayments ............................................................  17
               6.2 All Prepayments ..................................................................  17
         SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES ..................................  17
               7.1 Making of Payments ...............................................................  17
               7.2 Application of Certain Payments ..................................................  17
               7.3 Due Date Extension ...............................................................  17
               7.4 Setoff ...........................................................................  17
               7.5 Taxes ............................................................................  17
         SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS .........................  18
               8.1 Increased Costs ..................................................................  18
               8.2 Basis for Determining Interest Rate Inadequate or Unfair .........................  19

   8.3   Changes in Law Rendering Eurodollar Loans Unlawful ..........................  20
   8.4   Funding Losses ..............................................................  20
   8.5   Right of Bank to Fund through Other Offices .................................  20
   8.6   Discretion of Bank as to Manner of Funding ..................................  21
   8.7   Mitigation of Circumstances .................................................  21
   8.8   Conclusiveness of Statements; Survival of Provisions ........................  21
SECTION 9 SECURITY ...................................................................  21
SECTION 10 WARRANTIES ................................................................  22
   10.1  Organization ................................................................  22
   10.2  Authorization; No Conflict ..................................................  22
   10.3  Validity and Binding Nature .................................................  23
   10.4  Financial Condition .........................................................  23
   10.5  No Material Adverse Change ..................................................  23
   10.6  Litigation and Contingent Liabilities .......................................  23
   10.7  Ownership of Properties; Liens ..............................................  23
   10.8  Subsidiaries ................................................................  23
   10.9  Pension Plans ...............................................................  23
   10.10 Investment Company Act ......................................................  24
   10.11 Public Utility Holding Company Act ..........................................  24
   10.12 Regulation U ................................................................  24
   10.13 Taxes .......................................................................  24
   10.14 Solvency, etc. ..............................................................  24
   10.15 Environmental Matters .......................................................  24
   10.16 Insurance ...................................................................  26
   10.17 Real Property ...............................................................  26
   10.18 Information .................................................................  26
   10.19 Intellectual Property .......................................................  26
   10.20 Burdensome Obligations ......................................................  27
   10.21 Labor Matters ...............................................................  27
   10.22 No Default ..................................................................  27
SECTION 11 COVENANTS .................................................................  27
   11.1  Reports, Certificates and Other Information .................................  27
           11.1.1 10-K ...............................................................  27
           11.1.2 10-Q ...............................................................  27
           11.1.3 Compliance Certificates ............................................  27
           11.1.4 Reports to the SEC and to Shareholders .............................  28
           11.1.5 Notice of Default, Litigation and ERISA Matters ....................  28
           11.1.6 Management Reports .................................................  28
           11.1.7 Intentionally Omitted ..............................................  29
           11.1.8 Other Information ..................................................  29
   11.2  Books, Records and Inspections ..............................................  29
   11.3  Maintenance of Property; Insurance ..........................................  29
   11.4  Compliance with Laws; Payment of Taxes and Liabilities ......................  30
   11.5  Maintenance of Existence, etc. ..............................................  30

        11.6 Financial Covenants ............................................................................   30
                11.6.1 Fixed Charge Coverage Ratio ..........................................................   31
                11.6.2 Leverage Ratio .......................................................................   31
                11.6.3 Dividends ............................................................................   31
                11.6.4 Capital Expenditures .................................................................   31
                11.6.5 Tangible Net Worth ...................................................................   31
        11.7 Limitations on Debt ............................................................................   31
        11.8 Liens ..........................................................................................   32
        11.9 Intentionally Omitted ..........................................................................   33
        11.10 Restricted Payments ...........................................................................   33
        11.11 Mergers, Consolidations, Sales ................................................................   33
        11.12 Modification of Organizational Documents ......................................................   33
        11.13 Use of Proceeds ...............................................................................   33
        11.14 Further Assurances ............................................................................   33
        11.15 Transactions with Affiliates ..................................................................   34
        11.16 Employee Benefit Plans ........................................................................   34
        11.17 Environmental Matters .........................................................................   34
        11.18 Unconditional Purchase Obligations ............................................................   34
        11.19 Inconsistent Agreements .......................................................................   34
        11.20 Business Activities ...........................................................................   35
        11.21 Investments ...................................................................................   35
        11.22 Fiscal Year ...................................................................................   36
        11.23 Cancellation of Debt ..........................................................................   36
        11.24 Intentionally Omitted .........................................................................   36
        11.25 Accounts ......................................................................................   36
        11.26 New Subsidiaries ..............................................................................   36
        11.27 Sale and Leaseback Transactions ...............................................................   37
        11.28 Repurchase Stock ..............................................................................   37
   SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC. ....................................................   37
        12.1 Initial Credit Extension .......................................................................   37
                12.1.1 Note .................................................................................   37
                12.1.2 Resolutions ..........................................................................   37
                12.1.3 Consents, etc. .......................................................................   37
                12.1.4 Incumbency and Signature Certificates ................................................   38
                12.1.5 Pledge Agreement .....................................................................   38
                12.1.6 Opinions of Counsel ..................................................................   38
                12.1.7 Insurance ............................................................................   38
                12.1.8 Payment of Fees ......................................................................   38
                12.1.9 Solvency Certificate, Certificate of No Material Adverse Change ......................   38
                12.1.10 Search Results; Lien Terminations ...................................................   38
                12.1.11 Filings, Registrations and Recordings ...............................................   39
                12.1.12 Closing Certificate .................................................................   39
                12.1.13 Governmental Approvals ..............................................................   39
                12.1.14 Financial Statements ................................................................   39

            12.1.15 Guaranty .........................................................  39
            12.1.16 Organizational Documents .........................................  39
            12.1.17 Master Letter of Credit Agreement ................................  39
            12.1.18 Other ............................................................  39
     12.2  Conditions ................................................................  39
            12.2.1  Compliance with Warranties, No Default, etc. .....................  40
            12.2.2  Confirmatory Certificate .........................................  40
SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT ........................................  40
     13.1  Events of Default .........................................................  40
            13.1.1  Non-Payment of the Loans, etc. ...................................  40
            13.1.2  Non-Payment of Other Debt ........................................  40
            13.1.3  Other Material Obligations .......................................  41
            13.1.4  Bankruptcy, Insolvency, etc. .....................................  41
            13.1.5  Non-Compliance with Loan Documents ...............................  41
            13.1.6  Warranties .......................................................  41
            13.1.7  Pension Plans ....................................................  41
            13.1.8  Judgments ........................................................  42
            13.1.9  Invalidity of Collateral Documents, etc. .........................  42
     13.2 Effect of Event of Default .................................................  42
SECTION 14 GENERAL ...................................................................  42
     14.1  Waiver; Amendments ........................................................  42
     14.2  Notices ...................................................................  42
     14.3  Computations ..............................................................  43
     14.4  Regulation U ..............................................................  43
     14.5  Costs, Expenses and Taxes .................................................  43
     14.6  Subsidiary References .....................................................  44
     14.7  Captions ..................................................................  44
     14.8  Assignments; Participations ...............................................  44
            14.8.1 Assignments .......................................................  44
            14.8.2 Participations ....................................................  44
     14.9  Governing Law .............................................................  45
     14.10 Counterparts ..............................................................  45
     14.11 Successors and Assigns ....................................................  45
     14.12 Indemnification by the Company ............................................  45
     14.13 Nonliability of Bank ......................................................  46
     14.14 Forum Selection and Consent to Jurisdiction ...............................  47
     14.15 Waiver of Jury Trial ......................................................  47

                                    SCHEDULES

SCHEDULE 1               Pricing Schedule
SCHEDULE 10.6            Litigation and Contingent Liabilities
SCHEDULE 10.8            Subsidiaries
SCHEDULE 10.15           Environmental Matters
SCHEDULE 10.16           Insurance
SCHEDULE 10.17           Real Property
SCHEDULE 10.19           Intellectual Property
SCHEDULE 10.21           Labor Matters
SCHEDULE 11.7            Permitted Existing Debt
SCHEDULE 11.8            Permitted Existing Liens
SCHEDULE 11.21           Investments
SCHEDULE 12.1            Debt to be Repaid
SCHEDULE 14.2            Addresses for Notices

                                    EXHIBITS

EXHIBIT A     Form of Revolving Loan Note (Section 3.1)
EXHIBIT B     Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C     Form of Pledge Agreement (Section 1.1)
EXHIBIT D     Form of Guaranty (Section 12.1.17)
EXHIBIT E     Form of Opinion of Shutts & Bowen, LLP (Section 11.1.11)
EXHIBIT F     Form of Master Letter of Credit Agreement (Section 12.1.17)
EXHIBIT F-1   Letter of Credit Application (Standby)
EXHIBIT F-2   Letter of Credit Application (Commercial)
EXHIBIT G     Form of Certificate of No Material Adverse Change (Section 12.1.9)
EXHIBIT H     Form of Solvency Certificate - Guarantors (Section 12.1.9)

                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT dated as of December 7, 2001 (this "Agreement") is
                                                               ---------
entered into between WORLD FUEL SERVICES CORPORATION (the "Company") and LASALLE
                                                           -------
BANK NATIONAL ASSOCIATION (the "Bank").
                                ----

     WHEREAS, the Bank has agreed to make available to the Company a revolving credit facility and other financial accommodations upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1 DEFINITIONS.

     1.1  Definitions.  When used herein the following terms shall have the
          -----------
following meanings:

     Affected Loan - see Section 8.3.
     -------------       -----------

     Affiliate of any Person means (i) any other Person which, directly or
     ---------
indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agreement - see the Preamble.
     ---------           --------

     Asset Sale means the sale, lease, assignment or other transfer for value
     ----------
(each a "Disposition") by the Company or any Subsidiary to any Person (other
         -----------
than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 180 days with another asset performing the same or a similar function, and (b) the sale or lease of inventory in the ordinary course of business.

     Attorney Costs means, with respect to any Person, all reasonable fees and
     --------------
charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

     Bank - see the Preamble.
     ----           --------

     Business Day means any day on which the Bank is open for commercial banking
     ------------
business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

     Capital Expenditures means any expenditure which, in accordance with GAAP,
     --------------------
would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding an expenditure made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     Capital Lease means, with respect to any Person, any lease of (or other
     -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Collateralize means to deliver cash collateral to the Bank, to be held
     ------------------
as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Bank.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt,
     --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc.,
(c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by the Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with the Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected
                           ----------
security interest in any obligation of the type described in any of clauses (a)
                                                                    -----------
through (c) and (ii) has a market value at the time such repurchase agreement is
        ---
entered into of not less than 100% of the repurchase obligation of the Bank (or other commercial banking institution) thereunder.

     CERCLA - see Section 10.15.
     ------       -------------

     Closing Date - see Section 12.1.
     ------------       ------------

     Code means the Internal Revenue Code of 1986.
     ----

     Collateral means collectively, the property of the Company, any Subsidiary
     ----------
or any other Person in which the Bank is granted a Lien as security for all or any portion of the Obligations under any Pledge Agreement.

     Collateral Documents means the Pledge Agreement, each UCC financing
     --------------------
statement, and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Bank.

     Commitment means the Bank's commitment to make Loans and issue Letters of
     ----------
Credit under this Agreement.

     Company - see the Preamble.
     -------           --------

     Computation Period means each period of four consecutive Fiscal Quarters
     ------------------
ending on the last day of a Fiscal Quarter.

     Consolidated Net Income means, with respect to the Company and its
     -----------------------
Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP applied on a basis consistent with the financial statements delivered pursuant to Section
                                                                     -------
11.1 and Section 11.2.
----     ------------

     Controlled Group means all members of a controlled group of corporations
     ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Debt of any Person means, without duplication, (a) all indebtedness of such
     ----
Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner; provided, however, that Debt shall not include (a)
                             --------  -------
accrued expenses, (b) customer deposits, (c) income taxes payable, (d) deferred compensation or (e) deferred tax.

     Debt to be Repaid means Debt listed on Schedule 12.1.
     -----------------                      -------------

     Disposal - see the definition of "Release".
     --------                          -------

     Dollar and the sign "$" mean lawful money of the United States of America.
     ------               -

     Domestic Subsidiary means any Subsidiary of the Company organized under the
     -------------------
laws of the United States of America, any state or territory thereof or the District of Columbia.

     Environmental Claim means a claim, however asserted, by any governmental,
     -------------------
regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all present or future federal, state or local
     ------------------
laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

     Environmental Matter means any matter arising out of or relating to health
     --------------------
and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     ERISA means the Employee Retirement Income Security Act of 1974.
     -----

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan
     -------------------------------
for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Loan means any Loan which bears interest at a rate determined by
     ---------------
reference to the Eurodollar Rate (Reserve Adjusted).

     Eurodollar Margin - see the Pricing Schedule.
     -----------------           ----------------

     Eurodollar Office means the office or offices of the Bank which shall be
     -----------------
making or maintaining the Eurodollar Loans of the Bank hereunder. A Eurodollar Office of the Bank may be, at the option of the Bank, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest
     ---------------
Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

     Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar
     ----------------------------------
Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

                    Eurodollar Rate     =      Eurodollar Rate
                                               ---------------
                  (Reserve Adjusted)             1-Eurocurrency
                                               Reserve Percentage.

     Event of Default means any of the events described in Section 13.1.
     ----------------                                      ------------

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     --------------

     Fiscal Year means the fiscal year of the Company and its Subsidiaries,
     -----------
which period shall be the 12-month period ending on March 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on March 31 of such calendar year.

     Fixed Charge Coverage Ratio means, with respect to the Company and its
     ---------------------------
Subsidiaries for any Computation Period, on a consolidated basis, the ratio of
(i) earnings before Interest Expense, plus taxes, plus depreciation and amortization, less Capital Expenditures, to (ii) interest expense, plus current maturities of long-term debt and Capital Leases, plus dividends.

     Foreign Subsidiary means a Subsidiary other than a Domestic Subsidiary.
     ------------------

     FRB means the Board of Governors of the Federal Reserve System or any
     ---
successor thereto.

     GAAP means generally accepted accounting principles set forth from time to
     ----
time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Guarantors mean all Material Domestic Subsidiaries.
     ----------

     Guaranty means the Guaranty, substantially in the form of Exhibit D,
     --------
executed by the Guarantors in favor of the Bank, together with any other guaranty executed and delivered to the Bank in connection with the Obligations.

     Hazardous Substances - see Section 10.15.
     --------------------       -------------

     Hedging Agreement means any interest rate, currency or commodity swap
     -----------------
agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     Hedging Obligation means, with respect to any Person, any liability of such
     ------------------
Person under any Hedging Agreement.

     Interest Expense means for any period the consolidated interest expense of
     ----------------
the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

     Interest Period means, as to any Eurodollar Loan, the period commencing on
     ---------------
the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided
                           -------------    -----                      --------
that:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                    (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) the Company may not select any Interest Period for a
               Revolving Loan which would extend beyond the scheduled Termination Date.

     Investment means, relative to any Person, any investment in another Person,
     ----------
whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

     Letter of Credit - see Section 2.1.2
     ----------------

     Letter of Credit Application means with respect to the request for the
     ----------------------------
issuance of a Letter of Credit, a letter of credit application in the form being used by Bank at the time of such request for the type of letter of credit requested (in accordance with and subject to the terms and conditions of the Master Letter of Credit Agreement), substantially in the form of Exhibit F-1 or
                                                                 -----------
Exhibit F-2, as applicable.
-----------

     Letter of Credit Fee Rate - see the Pricing Schedule.
     -------------------------           ----------------

     Letter of Credit Outstandings means, at any time, the aggregate amount
     -----------------------------
remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

     Lien means, with respect to any Person, any interest granted by such Person
     ----
in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan Documents means this Agreement, the Note, the Master Letter of Credit
     --------------
Agreement, the Guaranty, the Collateral Documents and all other documents executed in connection therewith.

     Loan Party means the Company, each Guarantor and each Subsidiary pledging
     ----------
Collateral to the Bank.

     Loans mean Revolving Loans.
     -----

     Margin Stock means any "margin stock" as defined in Regulation U.
     ------------

     Master Letter of Credit Agreement means the Master Letter of Credit
     ---------------------------------
Agreement, dated as of the date hereof, substantially in the form of Exhibit F.
                                                                     ---------

     Material Adverse Effect means (a) a material adverse change in, or a
     -----------------------
material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Loan Party to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Loan Party of any Loan Document, or upon the validity, enforceability, perfection or priority of the Bank's Lien in any of the Collateral covered by any Collateral Document.

     Material Domestic Subsidiary means a Domestic Subsidiary which is a
     ----------------------------
"Significant Subsidiary" of the Company as defined in Regulation S-X of the SEC.

     Material Foreign Subsidiary means a Foreign Subsidiary which is a
     ---------------------------
"Significant Subsidiary" of the Company as defined in Regulation S-X of the SEC.

     Material Subsidiary means a Subsidiary which is a "Significant Subsidiary"
     -------------------
of the Company as defined in Regulation S-X of the SEC.

     Multiemployer Pension Plan means a multiemployer plan, as defined in
     --------------------------
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

     Non-Use Fee Rate - see the Pricing Schedule.
     ----------------           ----------------

     Note - see Section 3.1.
     ----       -----------

     Obligations shall mean the obligations, liabilities and indebtedness of the
     -----------
Company with respect to (i) the principal and interest on Loans, (ii) all obligations with respect to the Letters of Credit, including the Reimbursement Obligations, (iii) all liabilities of the Company to Bank which arise under any Hedging Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Company to the Bank hereunder, under any of the other Loan Documents or with respect to the Loans.

     PBGC means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section
     ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Person means any natural person, corporation, partnership, trust, limited
     ------
liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pledge Agreement means each Securities Pledge Agreement between the Company
     ----------------
and the Bank, or any Subsidiary and the Bank, pursuant to which the Company and the Subsidiaries shall pledge to the Bank sixty-five percent (65%) of the capital stock of the each existing or hereafter acquired or organized Material Foreign Subsidiary.

     Pricing Schedule - see Schedule 1.
     ----------------       ----------

     Prime Rate means, for any day, the rate of interest in effect for such day
     ----------
as publicly announced from time to time by Bank as its prime rate (whether or not such rate is actually charged by Bank). Any change in the Prime Rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     Prime Rate Loan means any Loan which bears interest at or by reference to
     ---------------
the Prime Rate.

     Prime Rate Margin - see the Pricing Schedule.
     -----------------           ----------------

     RCRA - see Section 10.15.
     ----       -------------

     Regulation D means Regulation D of the FRB.
     ------------

     Regulation U means Regulation U of the FRB.
     ------------

     Reimbursement Obligation shall mean at any time, the obligation of the
     ------------------------
Company with respect to any Letter of Credit to reimburse the Bank for amounts theretofore paid by the Bank pursuant to a drawing under such Letter of Credit.

     Release has the meaning specified in CERCLA and the term "Disposal" (or
     -------                                                   --------
"Disposed") has the meaning specified in RCRA; provided that in the event either
 --------                                      --------
CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state
               --------  -------
wherein any affected property lies establish a meaning for "Release" or
                                                            -------
"Disposal" which is broader than is specified in either CERCLA or RCRA, such
 --------
broader meaning shall apply.

     Revolving Commitment Amount means $30,000,000.
     ---------------------------

     Revolving Loan - see Section 2.1.1.
     --------------       -------------

     Revolving Outstandings means, at any time, the sum of the aggregate
     ----------------------
principal amount of all outstanding Revolving Loans.

     SEC means the United States Securities and Exchange Commission or any other
     ---
governmental authority succeeding to any of the principal functions thereof.

     Subsidiary means, with respect to any Person, a corporation, partnership,
     ----------
limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Suretyship Liability means any agreement, undertaking or arrangement by
     --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Tangible Net Worth means, with respect to the Company and its Subsidiaries,
     ------------------
consolidated shareholders' equity (including retained earnings) less the book value of all intangible assets, all as determined pursuant to GAAP applied on a basis consistent with the financial statements delivered pursuant to Section
                                                                     -------
11.1.1 and Section 11.1.2.
------     --------------

     Termination Date means the earlier to occur of (a) the third anniversary of
     ----------------
the Closing Date, or (b) such other date on which the Commitment terminates pursuant to this Agreement; provided, that, upon written request delivered to
                            --------
the Bank no later than sixty (60) days after delivery by the Company to the Bank of the Company's 10-K for any fiscal year, and provided, further that no Event
                                               --------  -------
of Default or Unmatured Event of Default then exists, the Bank, in its sole discretion, may extend the Termination Date for one (1) additional year. The Bank shall provide written notice of its decision to the Company within thirty
(30) days of receipt of the Company's request therefor.

     Total Liabilities means, with respect to the Company and its Subsidiaries,
     -----------------
the aggregate amount of liabilities required to be reflected on the balance sheet of the Company and its Subsidiaries, on a consolidated basis after eliminating all intercompany items, determined in accordance with GAAP on a consistent basis less any such amounts constituting Obligations.

     UCC means the Uniform Commercial Code as enacted in the State of Florida
     ---
and each other applicable jurisdiction.

     Unmatured Event of Default means any event that, if it continues uncured,
     --------------------------
will, with lapse of time or notice or both, constitute an Event of Default.

     Wholly-Owned Subsidiary means, as to any Person, another Person all of the
     -----------------------
shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     1.2  Other Interpretive Provisions.
          -----------------------------

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) Section, Schedule and Exhibit references are to this Agreement
              -------  --------     -------
     unless otherwise specified.

          (c) The term "including" is not limiting and means "including without limitation."

          (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement), documents and other contractual instruments shall be deemed to include all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

            (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by, counsel to the Bank, the Company and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

     SECTION 2 COMMITMENT OF THE BANK; BORROWING PROCEDURES.

     2.1    Commitment. On and subject to the terms and conditions of this
            ----------
Agreement, the Bank agrees to make loans to the Company and issue letters of credit for the account of the Company as follows:

     2.1.1  Revolving Loan Commitment. The Bank will make loans on a revolving
            -------------------------
basis ("Revolving Loans") from time to time until the Termination Date in such
        ---------------
aggregate amounts as the Company may request from the Bank; provided that the
                                                            --------
sum of (x) Revolving Outstandings and (y) the Letter of Credit Outstandings will not at any time exceed the Revolving Commitment Amount.

     2.1.2  Letter of Credit Commitment. The Bank will issue standby and
            ---------------------------
documentary letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and the applicable Letter of Credit Application and are reasonably satisfactory to the Bank (each a "Letter of
                                                                 ---------
Credit"), at the request of and for the account of the Company and certain of
------
its Subsidiaries, from time to time, before the date which is 30 days prior to the Termination Date; provided that (i) the Letter of Credit Outstandings shall
                      --------
not at any time exceed $15,000,000 and (ii) the sum of (x) Revolving Outstandings and (y) Letter of Credit Outstandings will not at any time exceed the Revolving Commitment Amount. At the option of the Company, the Bank will use reasonable efforts to cause Letters of Credit hereunder to be issued by the Bank's affiliate ABN AMRO Bank, N.V.

     2.2    Loan Procedures.
            ---------------

     2.2.1  Various Types of Loans. Each Revolving Loan shall be divided into
            ----------------------
tranches which are either a Prime Rate Loan or a Eurodollar Loan (each a "type"
                                                                          ----
of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Prime Rate Loans and Eurodollar
                       -------------    -----
Loans may be outstanding at the same time, provided that not more that five (5)
                                           --------
Eurodollar Loans having different Interest Periods shall be outstanding at any one time. Notwithstanding anything to the contrary herein, no Eurodollar Loan shall be for a period other than one, two, three or six months.

     2.2.2  Borrowing Procedures. The Company shall give written notice or
            --------------------
telephonic notice (followed immediately by written confirmation thereof) to the Bank of each proposed borrowing not later than (a) in the case of a Prime Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and
(b) in the case of a Eurodollar borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, so long as the conditions precedent set forth in Section
                                                                         -------
12 with respect to such borrowing have been satisfied, the Bank shall pay over
--
the funds to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing shall be in an aggregate principal amount of at least $100,000 or a higher integral multiple of $100,000.

     2.2.3  Conversion and Continuation Procedures.
            --------------------------------------

            (a) Subject to Section 2.2.1, the Company may, upon irrevocable
                           -------------
     written notice to the Bank in accordance with clause (b) below:
                                                   ----------

                 (i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $100,000) into Loans of the other type; or

                 (ii) elect, as of the last day of the applicable Interest
             Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation,
--------
the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall be at least $100,000 or an integral multiple of $100,000.

            (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Bank of each proposed conversion or continuation not later than (i) in the case of conversion into Prime Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

               (i)   the proposed date of conversion or continuation;

               (ii)  the aggregate amount of Loans to be converted or continued;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

           (c) If, upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Prime Rate Loans effective on the last day of such Interest Period.

           (d) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
                                                            -----------

     2.3   Letter of Credit Procedures
           ---------------------------

     2.3.1 Letter of Credit Applications. The Company shall give notice to the
           -----------------------------
Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least two (2) Business Days (or such lesser number of days as the Bank shall agree in any particular instance in its sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects satisfactory to the Bank, together with such other documentation as the Bank may request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and (y) thirty (30) days prior to the scheduled Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. A Letter of Credit may provide for renewal thereof for additional one-year periods, provided that in no event shall it extend beyond the date referred to in clause (y) above. So long as the Bank has not received
                        ----------
written notice that the conditions precedent set forth in Section 12 with
                                                          ----------
respect to the issuance of such Letter of Credit have not been satisfied, the Bank shall issue such Letter of Credit on the requested issuance date. In the event of any inconsistency between the terms of any Letter of Credit Application and the terms of this Agreement, the terms of this Agreement shall control.

     2.3.2 Reimbursement Obligations. The Company hereby unconditionally and
           -------------------------
irrevocably agrees to reimburse the Bank for each payment or disbursement made by the Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Prime Rate from time to time in effect plus the Prime Rate Margin from time to
                                       ----
time in effect plus, beginning on the third Business Day after receipt of notice
               ----
from the Bank of such payment or disbursement, two percent (2%). The Bank shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Bank to
                                      --------
so notify the Company shall not affect the rights of the Bank in any manner whatsoever.

     2.3.3  Limitation on Obligations of Bank. In determining whether to pay
            ---------------------------------
under any Letter of Credit, the Bank shall not have any obligation to the Company other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Bank any liability to the Company and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.2.
                                                     -------------

     2.4    Certain Conditions. Notwithstanding any other provision of this
            ------------------
Agreement, the Bank shall not have any obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan or issue a Letter of Credit if an Event of Default or Unmatured Event of Default exists.

     SECTION 3  NOTE EVIDENCING LOANS.

     3.1    Note. The Loans of the Bank shall be evidenced by a promissory note
            ----
(the "Note") substantially in the form set forth in Exhibit A, payable to the
      ----                                          ---------
order of the Bank in a face principal amount equal to the Revolving Commitment Amount. The Note shall be paid in full on the Termination Date.

     3.2    Recordkeeping. The Bank shall record in its records, or at its
            -------------
option on the schedule attached to the Note, the date and amount of each Loan made by the Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under the Note to repay the principal amount of the Loans evidenced by the Note together with all interest accruing thereon.

     SECTION 4  INTEREST.

     4.1 Interest Rates. The Company promises to pay interest on the unpaid
         --------------
principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

         (a) at all times while such Loan is a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect plus the Prime Rate Margin from time to time in effect;

         (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect; and

         (c) any overdue interest, fees and other amounts payable hereunder shall (to the extent permitted by applicable law) accrue interest at a rate equal to the Prime Rate plus two percent (2%). Such interest shall be payable on demand.

provided that at any time an Event of Default exists, the interest rate
--------
applicable to each Loan shall be the Prime Rate plus two percent (2%) payable on demand;

     4.2 Interest Payment Dates. Accrued interest on each Prime Rate Loan shall
         ----------------------
be payable in arrears on the last day of each calendar quarter, commencing on the last day of the quarter in which the closing of such Prime Rate Loan takes place and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate
         --------------------------------------
for each Interest Period shall be determined by the Bank, and notice thereof shall be given by the Bank promptly to the Company. Each determination of the applicable Eurodollar Rate by the Bank shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Bank shall, upon written request of the Company, deliver to the Company a statement showing the computations used by the Bank in determining any applicable Eurodollar Rate hereunder.

     4.4 Computation of Interest. Interest shall be computed for the actual
         -----------------------
number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Prime Rate Loan shall change simultaneously with each change in the Prime Rate.

     SECTION 5  FEES.

     5.1 Non-Use Fee. The Company agrees to pay to the Bank a non-use fee, for
         -----------
the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate (as set forth in the Pricing Schedule) in effect from time to time on the daily unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount on any day shall be deemed used to the extent of the sum of (x) Revolving Outstandings and
(y) Letter of Credit Outstandings at the close of business of the Bank on the next preceding Business Day. Such non-use fee shall be payable in arrears on the last day of each calendar quarter, and on the Termination Date, for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     5.2 Letter of Credit Fees.
         ---------------------

         (a) The Company agrees to pay to the Bank a letter of credit fee for each Letter of Credit equal to the Letter of Credit Fee Rate (as set forth in the Pricing Schedule) in effect from time to time on the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided, that the rate applicable to
                                       --------
     each Letter of Credit shall be increased by two percent (2%) at any time an Event of Default exists until such time as Borrower has complied with its obligations to provide to Bank cash collateral pursuant to Section 13.2.
                                                                ------------
     Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date, for the period from the date of issuance of each Letter of Credit (or the last day on which such letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or is terminated.

         (b) In addition, with respect to each Letter of Credit, the Company agrees to pay the Bank such fees and expenses the Bank customarily requires in connection with the negotiation, processing, amending and/or administration of letters of credit in similar situations.

     5.3 Facility Fee. The Company agrees to pay to the Bank a facility fee of
         ------------
$75,000, of which one-half has been paid and the balance of which will be paid on the Closing Date.

     SECTION 6 PREPAYMENTS.

     6.1 Voluntary Prepayments. The Company may from time to time prepay the
         ---------------------
Loans in whole or in part; provided that the Company shall give the Bank notice
                           --------
thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.

     6.2 All Prepayments. Each voluntary partial prepayment shall be in a
         ---------------
principal amount of $100,000 or a higher integral multiple of $100,000. Any partial prepayment of Eurodollar Loans shall be subject to the proviso to
Section 2.2.3(a). Any prepayment of a Eurodollar Loan on a day
----------------
other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.
                                                          -----------

     SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1  Making of Payments. All payments of principal of or interest on the
          ------------------
Notes, and of all fees, shall be made by the Company to the Bank in immediately available funds at the office specified by the Bank not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Bank on the following Business Day.

     7.2  Application of Certain Payments. Each payment of principal shall be
          -------------------------------
applied to such Loans as the Company shall direct by notice to be received by the Bank on or before the date of such payment or, in the absence of such notice, as the Bank shall determine in its discretion.

     7.3  Due Date Extension. If any payment of principal or interest with
          ------------------
respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4  Setoff. The Company agrees that the Bank has all rights of set-off and
          ------
bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Bank may apply to the payment of any Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Bank.

     7.5  Taxes. All payments of principal of, and interest on, the Loans and
          -----
all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be
              -----
made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

         (c) pay to the Bank such additional amount as is necessary to ensure that the net amount actually received by Bank will equal the full amount Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Company shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by Bank as a result of any such failure. For purposes of this Section 7.5, a distribution hereunder by the
                                   -----------
Bank to or for the account of the Bank shall be deemed a payment by the Company.

     SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

     8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any
         ---------------
change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any Eurodollar Office of the Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) shall subject the Bank (or any Eurodollar Office of the Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of the Bank or its Eurodollar Office imposed by the jurisdiction in which the Bank's principal executive office or Eurodollar Office is located);

         (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank (or any Eurodollar Office of the Bank); or

         (iii) shall impose on the Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

          and the result of any of the foregoing is to increase the cost to (or to impose a cost on) the Bank (or any Eurodollar Office of the Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Bank), the Company shall pay directly to the Bank such additional amount as will compensate the Bank for such increased cost or such reduction.

          (b) If the Bank shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or any Person controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's or such controlling Person's capital as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration the Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material, then from time to time, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Company shall pay to the Bank such additional amount as will compensate the Bank or such controlling Person for such reduction.

     8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with
         --------------------------------------------------------
respect to any Interest Period:


          (a) deposits in Dollars (in the applicable amounts) are not being offered to the Bank in the interbank eurodollar market for such Interest Period, or the Bank otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) the Bank advises the Company that the Eurodollar Rate (Reserve Adjusted) as determined by the Bank will not adequately and fairly reflect the cost to the Bank of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which the Bank may be entitled under Section 8.1) or that the making or funding of Eurodollar
                    -----------
     Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Bank materially affects such Loans;

then and, so long as such circumstances shall continue, (i) the Bank shall not
----
be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

         8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change
             --------------------------------------------------
in, or the adoption of any new, law, rule or regulation, or any change in the interpretation of any applicable law, rule or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of the Bank cause a substantial question as to whether it is) unlawful for the Bank to make, maintain or fund Eurodollar Loans, then the Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) the Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Prime Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Bank which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by the Bank at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of the Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan. Each Prime Rate Loan made by the Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same
                          -------------
period as the Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that upon demand by the
             --------------
Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, the Company will indemnify the Bank against any net loss or expense which the Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain any Eurodollar Loan), as reasonably determined by the Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of the Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to
Section 8.3) or (b) any failure of the Company to borrow, prepay, convert or
-----------
continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement.

         8.5 Right of Bank to Fund through Other Offices. The Bank may, if it so
             -------------------------------------------
elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of the Bank to make such Loan; provided that in such event
                                                   --------
for the purposes of this Agreement such Loan shall be deemed to have been made by the Bank and the obligation of the Company to repay such Loan shall nevertheless be to the Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

         8.6 Discretion of Bank as to Manner of Funding. Notwithstanding any
             ------------------------------------------
provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Mitigation of Circumstances. (a) The Bank shall promptly notify the
             ---------------------------
Company of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in the Bank's sole judgment, otherwise disadvantageous to the Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.5 or 8.1 or
                                                        -----------    ---
(ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and,
                                                      -----------    ---
if the Bank has given notice of any such event described in clause (i) or (ii)
                                                            ----------    ----
above and thereafter such event ceases to exist, the Bank shall promptly so notify the Company). Without limiting the foregoing, the Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding
                                       ----------    ----
sentence and such designation will not, in the Bank's sole judgment, be otherwise disadvantageous to the Bank.

         8.8 Conclusiveness of Statements; Survival of Provisions.
             ----------------------------------------------------
Determinations and statements of the Bank pursuant to Section 8.1, 8.2, 8.3 or
                                                      -----------  ---  ---
8.4 shall be conclusive absent demonstrable error. The Bank may use reasonable
---
averaging and attribution methods in determining compensation under Sections 8.1
                                                                    ------------
and 8.4, and the provisions of such Sections shall survive repayment of the
    ---
Loans, cancellation of the Note, and termination of this Agreement.

         SECTION 9   SECURITY

         9.1 Security. As security for the full and timely payment and
             --------
performance of all Obligations, the Company shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Bank and its counsel to grant to the Bank a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws). Without limiting the foregoing, the Company shall on the Closing Date deliver to the Bank, in the form and substance reasonably acceptable to the Bank, (a) Pledge Agreements pursuant to which the Company and certain of its Subsidiaries shall pledge to the Bank sixty-five percent (65%) of the capital stock of each existing, and each hereafter organized or acquired, Material Foreign Subsidiary,
(b) if such securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, and (c) if such securities do not constitute certificated securities, the Company shall take such further action and deliver or cause to be delivered such further documents as required to effect the transactions contemplated by this Section 9.1.
                                                            -----------

     9.2  Further Assurances. At the request of the Bank, the Company will or
          ------------------
will cause all other Loan Parties, as the case may be to execute, by its duly authorized officers, alone or with the Bank, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Bank reasonably deems necessary from time to time to create, continue or preserve the liens and security interests (and the perfection and priority thereof) in the Collateral (as defined in the Collateral Documents) including all Collateral acquired by the Company or other Loan Party after the Closing Date. The Bank is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signatures of the Company or other Loan Party, as applicable, Uniform Commercial Code financing statements reflecting the Company or any other Loan Party as "debtor" and the Bank as "secured party", and continuations thereof and amendments thereto, as the Bank reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

     SECTION 10  WARRANTIES.

     To induce the Bank to enter into this Agreement and to induce the Bank to make Loans hereunder, the Company warrants to the Bank that:

     10.1 Organization. The Company is a corporation validly existing and in
          ------------
good standing under the laws of the State of Florida; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     10.2 Authorization; No Conflict. Each of the Company and each other Loan
          --------------------------
Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect),
(b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any other Loan Party (other than Liens in favor of the Bank created pursuant to the Collateral Documents).

     10.3 Validity and Binding Nature. Each of this Agreement and each other
          ---------------------------
Loan Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     10.4 Financial Condition. The audited consolidated financial statements of
          -------------------
the Company and its Subsidiaries as at March 31, 2001, copies of each of which have been delivered to Bank, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such date and the results of their operations and cash flows for the period then ended.

     10.5 No Material Adverse Change. Since March 31, 2001 there has been no
          --------------------------
material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

     10.6 Litigation and Contingent Liabilities. No litigation (including
          -------------------------------------
derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 10.6. Other than any liability
                                       -------------
incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed on Schedule 10.6
                                                                 -------------
or permitted by Section 11.7.
                ------------

     10.7 Ownership of Properties; Liens. Each of the Company and each
          ------------------------------
Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.8.
                                                ------------

     10.8 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries
          ------------
other than those listed on Schedule 10.8.
                           -------------

     10.9 Pension Plans.
          -------------

          (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

           (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     10.10 Investment Company Act. Neither the Company nor any Subsidiary is an
           ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

     10.11 Public Utility Holding Company Act. Neither the Company nor any
           ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     10.12 Regulation U. The Company is not engaged principally, or as one of
           ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     10.13 Taxes. Each of the Company and each Subsidiary has filed all tax
           -----
returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

     10.14 Solvency, etc. On the Closing Date, and immediately prior to and
           -------------
after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each other Loan Party's assets will exceed its liabilities and (b) each of the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts (including Suretyship Liabilities) and will have capital sufficient to carry on its business as then constituted.

     10.15 Environmental Matters.
           ---------------------

                  (a) No Violations. Except as set forth on Schedule 10.15,
                      -------------                         --------------
         neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the
                                                                    ----
         Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of
                ------
         1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $250,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

                  (b) Notices. Except as set forth on Schedule 10.15 and for
                      -------                         --------------
         matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has
                         --------------------
         generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

                  (c) Handling of Hazardous Substances. Except as set forth on
                      --------------------------------
         Schedule 10.15, (i) no portion of the real property or other assets of
         --------------
         the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

     10.16 Insurance. Set forth on Schedule 10.16 is a complete and accurate
           ---------               --------------
summary of the liability, life and business interruption insurance carried by the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

     10.17 Real Property. Set forth on Schedule 10.17 is a complete and accurate
           -------------               --------------
list, as of the Closing Date, of the addresses of all real property owned or leased by the Company or any Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

     10.18 Information. All information heretofore or contemporaneously herewith
           -----------
furnished in writing by the Company or any other Loan Party to the Bank for purposes of or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Bank pursuant hereto or thereto or in connection herewith or therewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Bank that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

     10.19 Intellectual Property. The Company and each Subsidiary owns and
           ---------------------
possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect. Attached hereto as Schedule 10.19 is a true, correct and complete
                           --------------
listing of all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights.

     10.20   Burdensome Obligations. Neither the Company nor any Subsidiary is a
             ----------------------
party to any agreement or contract or subject to any corporate, partnership or other entity restriction which might reasonably be expected to have a Material Adverse Effect.

     10.21   Labor Matters. Except as set forth on Schedule 10.21, neither the
             -------------                         --------------
Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

     10.22   No Default. No Event of Default or Unmatured Event of Default
             ----------
exists or would result from the incurring by the Company or any Subsidiary of any Debt or the granting of any Lien hereunder or under any other Loan Document.

     SECTION 11   COVENANTS.

     Until the expiration or termination of the Commitment and thereafter until all Obligations are paid in full, the Company agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

     11.1    Reports, Certificates and Other Information.  Furnish to the Bank:
             -------------------------------------------

     11.1.1  10-K. Promptly when available and in any event within 105 days
             ----
after the close of each Fiscal Year, a copy of the Company's Annual Report on Form 10-K as filed with the SEC.

     11.1.2  10-Q Promptly when available and in any event within 60 days after
             ----
the close of each Fiscal Quarter, a copy of the Company's Quarterly Report on Form 10-Q as filed with the SEC.

     11.1.3  Compliance Certificates. Contemporaneously with the furnishing of a
             -----------------------
copy of each report pursuant to Section 11.1.1 and Section 11.1.2 and the
                                --------------     --------------
financial statements required therein, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such
               ---------
annual report or such quarterly reports and signed by the Chief Financial Officer of the Company, containing (i) a computation of each of the financial ratios and restrictions required to demonstrate compliance with the covenants set forth in Section 11.6 and a statement to the effect that such officer has
             ------------
not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a summary aging of all accounts receivable of the Company and its Subsidiaries, without regard to any specific account debtor (provided, that if so requested by Bank, in Bank's sole
                --------
discretion, the Company shall provide an aging of all accounts receivable of the Company and its Subsidiaries with detailed reference to specific account debtors).

     11.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or
            --------------------------------------
sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC, copies of all registration statements of the Company or any Subsidiary filed with the SEC, and copies of all proxy statements or other communications made to security holders generally.

     11.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon
            -----------------------------------------------
becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

            (a) the occurrence of an Event of Default or an Unmatured Event of Default;

            (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Bank which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

            (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

            (d) any material cancellation or material change in any insurance maintained by the Company or any Subsidiary; or

            (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

     11.1.6 Management Reports. Promptly upon the request of the Bank, copies of
            ------------------
all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books or financial statements of the Company.

     11.1.7 Intentionally omitted.
            ---------------------

     11.1.8 Other Information. Promptly from time to time, such other
            -----------------
information concerning the Company and its Subsidiaries as the Bank may reasonably request.

     11.2   Books, Records and Inspections. Keep, and cause each Subsidiary to
            ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, the Bank or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Bank or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with the Bank or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Bank and its representatives to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data. All such inspections or audits by the Bank shall be at the Company's expense.

     11.3   Maintenance of Property; Insurance.
            ----------------------------------

            (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

            (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 10.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Bank, furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy to provide the Bank with an endorsement (i) showing loss payable to the Bank with respect to each policy of business interruption insurance and naming the Bank as loss payee with respect to each policy of insurance for business interruption damage, (ii) providing that 30 days' notice will be given to the Bank prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Bank. The Company shall execute and deliver to the Bank a collateral assignment, in form and substance satisfactory to the Bank, of each business interruption insurance policy maintained by the Company.

          (c) UNLESS THE COMPANY PROVIDES THE BANK WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE BANK MAY PURCHASE INSURANCE AT THE COMPANY'S EXPENSE. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS. THE COVERAGE THAT THE BANK PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE COMPANY. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE BANK, BUT ONLY AFTER PROVIDING THE BANK WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE BANK PURCHASES INSURANCE, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

     11.4 Compliance with Laws; Payment of Taxes; Liabilities. (a) Comply, and
          ---------------------------------------------------
cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company
                     --------
or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP; and
(c) inform the Bank of all contingent liabilities in excess of $1,000,000 that are not reflected in the Company's financial statements.

     11.5 Maintenance of Existence, etc. Maintain and preserve, and cause each
          -----------------------------
Material Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not, and is not reasonably expected to, have a Material Adverse Effect). The Company and each Material Subsidiary shall not change its jurisdiction of organization except upon 30 days' prior written notice to the Bank.

     11.6 Financial Covenants.
          -------------------

     11.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage
            ---------------------------
Ratio for any Computation Period to be less than 1.50 to 1.00.

     11.6.2 Leverage Ratio. Not permit the ratio of Total Liabilities to
            --------------
Tangible Net Worth at any time to be greater than 3.00 to 1.00.

     11.6.3 Dividends. Not declare dividends during any fiscal quarter in excess
            ---------
of thirty-five percent (35%) of the Consolidated Net Income for the immediately preceding four-quarter period.

     11.6.4 Capital Expenditures. Not permit the aggregate amount of all Capital
            --------------------
Expenditures made by the Company and its Subsidiaries in any Fiscal Year to exceed $6,000,000, other than those made or deemed made as part of a transaction contemplated in Section 11.11.
                -------------

     11.6.5 Tangible Net Worth. Not permit Tangible Net Worth at any time to be
            ------------------
less than $55,000,000.

     11.7   Limitations on Debt. Without the prior written consent of Bank, not,
            -------------------
nor permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

            (a) The Obligations;

            (b) Debt secured by Liens permitted by Section 11.8, and extensions,
                                                   ------------
     renewals and refinancings thereof;

            (c) Debt of majority controlled or Wholly-Owned Subsidiaries to the Company in an amount not to exceed $30,000,000 in the aggregate at any time outstanding;

            (d) Debt of Subsidiaries other than those described in Section
                                                                   -------
     11.7(c) to the Company in an amount not to exceed $10,000,000 in the
     -------
     aggregate at any time outstanding;

            (e) New additional indebtedness for borrowed money, secured or unsecured, or in the form of purchase money obligations in an aggregate amount at any one time outstanding not to exceed $5,000,000, other than Obligations or indebtedness made or deemed made as part of a transaction contemplated in Section 11.11;
                     -------------

            (f) Non-speculative fuel Hedging Obligations incurred in the normal course of business; provided, however, that the Company may incur
                         --------  -------
     speculative fuel Hedging Obligations so long as such Hedging Obligations do not exceed $10,000,000 in the aggregate at any time outstanding;

            (g) Debt described on Schedule 11.7 and any extension, renewal or
                                  -------------
     refinancing thereof so long as the principal amount thereof is not increased; and

            (h) Suretyship Liabilities permitted in Section 11.21.
                                                    -------------

     11.8   Liens. Not, and not permit any Subsidiary to, create or permit to
            -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

            (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

            (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

            (c) Liens described on Schedule 11.8;
                                   -------------

            (d) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition);

            (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

            (g) Liens arising under the Loan Documents;

            (h) the replacement, extension or renewal of any Lien permitted by
     Section 11.8(c) upon or in the same property theretofore subject thereto
     ---------------
     arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); and

            (i) Liens arising in connection with new indebtedness permitted under Section 11.7(e).
           ----------------

     11.9  Intentionally Omitted.
           ---------------------

     11.10 Restricted Payments. Except as expressly permitted by this Agreement,
           -------------------
not (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock interests or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof which is not a Wholly-Owned Subsidiary of the Company, or (d) set aside funds for any of the foregoing; provided, however, that the Company may make loans or advances to
           --------  -------
shareholders, officers or directors in an aggregate amount at any time outstanding not to exceed $1,000,000.

     11.11 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary
           ------------------------------
to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership, membership, equity or joint venture interest in, any other Person if such Person is not engaged in the same line of business as the Company, or in instances where such Person(s) are in the same business as the Company, in an amount not to exceed $25,000,000 in the aggregate per annum, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary (subject to the limits of this Agreement); and (c) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $5,000,000 in the aggregate and such sales and dispositions are in the ordinary course of business and are consistent with past practices.

     11.12 Modification of Organizational Documents. Not permit the Certificate
           ----------------------------------------
or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Bank.

     11.13 Use of Proceeds. Use the proceeds of the Loans solely for the
           ---------------
short-term working capital requirements of the Company, to refinance the Debt to be Repaid, for Capital Expenditures (subject to the limits of Section 11.6.4),
                                                              --------------
to repurchase common stock of the Company (subject to the limits of Section
                                                                    -------
11.28),or for acquisitions of companies in the same business of the Company
-----
(subject to the limits of Section 11.11); and not use or permit any proceeds of
                          -------------
any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     11.14 Further Assurances. Take such actions as are necessary or as the Bank
           ------------------
may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are secured by a first priority perfected security interest in the Collateral in favor of the Bank.

         11.15  Transactions with Affiliates. Not, and not permit any Subsidiary
                ----------------------------
to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company and its Subsidiaries) which is on terms that are less favorable to the Company or such Subsidiary than are obtainable from any Person which is not such an Affiliate.

         11.16  Employee Benefit Plans. Maintain, and cause each Subsidiary to
                ----------------------
maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         11.17  Environmental Matters.
                ---------------------

                (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

                (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

         11.18  Unconditional Purchase Obligations. Not, and not permit any
                ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services; provided, however, that this
                                                   --------  -------
Section shall not prohibit the Company from entering into forward commitments for fuel purchases in the ordinary course of business.

         11.19  Inconsistent Agreements. Not, and not permit any Subsidiary to,
                -----------------------
enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any

Subsidiary from granting to the Bank, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its assets or properties to the Company.

         11.20  Business Activities; Name; Change of Control.
                --------------------------------------------

                (a) Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

                (b) Not, and not permit any Material Subsidiary to, change its legal name except upon thirty (30) days' prior written notice to the Bank.

         11.21  Investments.
                -----------

         11.21.1 Except as expressly set forth in this Agreement, not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

                (a) contributions by the Company to the capital of any of its Wholly-Owned Subsidiaries that are Guarantors, or by any such Subsidiary to the capital of any of its Wholly-Owned Subsidiaries that are Guarantors;

                (b) in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 11.7;
                      ------------

                (c) Suretyship Liabilities not to exceed $100,000 in the aggregate at any one time outstanding (except as otherwise permitted hereunder);

                (d)  Cash Equivalent Investments;

                (e) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

                (f)  Investments listed on Schedule 11.21.
                                           --------------

         11.21.2 Not, and not permit any subsidiary to guaranty any obligations or purchase surety bonds to secure or assume any indebtedness of (i) its Subsidiaries other than trade credit from suppliers in an aggregate amount not to exceed $15,000,000 per supplier at any one time outstanding, or (ii) third parties in an aggregate amount at any one time outstanding not to exceed $1,000,000.

        11.21.3    Notwithstanding the foregoing provisions of this Section
                                                                    -------
11.21, no Investment otherwise permitted hereunder shall be permitted to be made
-----
if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

        11.22  Fiscal Year.  Not change its Fiscal Year.
               ----------

        11.23  Cancellation of Debt. Not, and not permit any Subsidiary to,
               --------------------
cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

        11.24  Intentionally omitted.
               ---------------------

        11.25  Accounts. The Company shall maintain its primary investment
               --------
accounts with the Bank, so long as the costs of Bank's products and services remain competitive. As soon as possible, but in no event later than one hundred and eighty (180) days after the Closing Date, the Company shall open and thereafter maintain its primary operating account with the Bank, so long as the Bank's products and services remain competitive.

        11.26  New Subsidiaries. In the event of an acquisition or creation of
               ----------------
any Domestic Subsidiary or Material Foreign Subsidiary, the Company shall deliver, or cause to be delivered as the case may be, to the Bank within thirty
(30) days (provided, in the case of a Material Foreign Subsidiary, such time
           --------
period shall be extended to sixty (60) days with regards to (b), (c) and (d) below) of such acquisition or creation:

        (a) in the case of a Domestic Subsidiary, a Guaranty executed by such Subsidiary substantially in the form of Exhibit D;
                                                      ---------

        (b) in the case of a Material Foreign Subsidiary, a Pledge Agreement substantially in the form of Exhibit C executed by the Company or
                                           ---------
              a Subsidiary, as applicable, (unless, in Bank's sole discretion, such Pledge Agreement is not required as the Collateral to be pledged thereby is already covered by an existing Pledge Agreement) together with (x) stock certificates or other appropriate evidence of ownership representing sixty-five percent (65%) of the voting stock of such Material Foreign Subsidiary, (y) duly executed stock powers of assignment or stock transfer forms in blank affixed thereto and (z) such other documents as Bank may request including UCC-1 financing statements;

        (c) an opinion of counsel to such Material Foreign Subsidiary and the Company or a Subsidiary, as applicable, in form and substance acceptable to Bank; and

        (d) copies of all current entity documents, including articles of incorporation or organization, By-laws, operating or partnership agreements, certificates of good standing or active status, resolutions of the Board of Directors, members, managers, partners or appropriate committees thereof (each as applicable) of such Material Foreign Subsidiary.

        11.27  Sale and Leaseback Transactions. Not, and not permit any
               -------------------------------
Subsidiary to, enter into asset sale and leaseback transactions; provided,
                                                                 --------
however, that the Company and Subsidiaries may enter into such transactions in
-------
an aggregate amount not to exceed $5,000,000 in any Fiscal Year.

        11.28  Repurchase Stock. Not, and not permit any Subsidiary to, purchase
               ----------------
common stock of the Company; provided, however, that the Company and
                             --------  -------
Subsidiaries may purchase common stock of the Company in an aggregate amount not to exceed $10,000,000.

        SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

        The obligation of the Bank to make Loans and to issue Letters of Credit is subject to the following conditions precedent:

        12.1   Initial Credit Extension. The obligation of the Bank to make
               ------------------------
available the initial Loan and issue any initial Letters of Credit is, in addition to the conditions precedent specified in Section 12.2, subject to the
                                                  ------------
conditions precedent that (1) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing the Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated, (2) the Bank has received a counterpart copy of this Agreement executed by the Company and (3) the Bank shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Bank), in form and substance satisfactory to the Bank (and the date on which all such conditions precedent have been satisfied or waived in writing by the Bank is called the "Closing Date"):
                                             ------------

        12.1.1 Note.  The Note executed by the Company.
               ----

        12.1.2 Resolutions. Certified copies of resolutions of the Board of
               -----------
Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Note, the Pledge Agreement and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

        12.1.3 Consents, etc. Certified copies of all documents evidencing any
               -------------
necessary corporate, limited liability company, partnership or other entity action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party of the documents referred to in Section 12.
                         ----------

        12.1.4  Incumbency and Signature Certificates. A certificate of the
                -------------------------------------
Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

        12.1.5  Pledge Agreement. A counterpart of each Pledge Agreement,
                ----------------
executed by the Company or a Subsidiary, as applicable.


        12.1.6  Opinions of Counsel. The opinion of Shutts & Bowen, LLP
                -------------------
substantially in the form of Exhibit E, and such other opinions of counsel as
                             ---------
the Bank may reasonably require including the opinion of legal counsel, acceptable by the Bank, from an attorney licensed to practice in each country where such Material Foreign Subsidiaries whose stock or other securities are being pledged pursuant to any Pledge Agreement are organized.

        12.1.7  Insurance. Evidence satisfactory to the Bank of the existence of
                ---------
insurance required to be maintained pursuant to Section 11.3(b), together with
                                                ---------------
evidence that the Bank has been named as a lender's loss payee and an additional insured on all related insurance policies.

        12.1.8  Payment of Fees. Evidence of payment by the Company of all
                ---------------
accrued and unpaid fees (including fees under Section 5), costs and expenses to
                                              ---------
the extent due and payable on the Closing Date, including any documentary stamp taxes and intangible taxes, together with all Attorney Costs of the Bank to the extent invoiced prior to the Closing Date, plus such additional amounts of
                                           ----
Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by the Bank through the closing proceedings; provided that in the absence of unforeseen circumstances or prolonged
--------
negotiations as determined by the Bank in its reasonable discretion, such Attorney Costs, exclusive of disbursements, shall not exceed $25,000; provided,
                                                                      --------
further that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank.

        12.1.9  Solvency Certificate, Certificate of No Material Adverse Change.
                ---------------------------------------------------------------
(i) a Certificate of No Material Adverse Change, substantially in the form of Exhibit G, executed by the Chief Executive Officer of the Company, (ii) Solvency
---------
Certificates, substantially in the form of Exhibit H, executed by the Chief
                                           ---------
Financial Officer of each Guarantor, and (iii) such additional certificates as Bank may from time to time require.

        12.1.10 Search Results; Lien Terminations. Certified copies of Uniform
                ---------------------------------
Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Bank, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company and each Subsidiary (under their present names and any previous names or trade names) as debtors, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens and other rights of any Person in any property or rights of the Company or any Subsidiary including in any Collateral described in the Collateral Documents, previously granted by any Person (other than Liens permitted by Section 11.8) and (iii) such other Uniform Commercial
                        ------------
Code Form UCC 3 termination statements as the Bank may reasonably request.

        12.1.11  Filings, Registrations and Recordings. The Bank shall have
                 -------------------------------------
received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Bank to be filed, registered or recorded in order to create in favor of the Bank, a perfected Lien in the Collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

        12.1.12  Closing Certificate. A certificate signed by a vice president
                 -------------------
of the Company dated as of the Closing Date, affirming the matters set forth in
Section 12.2.1 as of the Closing Date.
--------------

        12.1.13  Governmental Approvals. All governmental and third party
                 ----------------------
approvals, if any, necessary in connection with the financings contemplated herein and the continuing operations of the Company and its Subsidiaries shall have been obtained on terms reasonably satisfactory to the Bank and shall be in full force and effect.

        12.1.14  Financial Statements. Copies of the consolidated financial
                 --------------------
statements of the Company for the Fiscal Quarter ended September 30, 2001, and such financial statements shall not disclose, in the judgment of the Bank, any material adverse change from what was reflected in the financial statements furnished to Bank prior to the date hereof.

        12.1.15  Guaranty. Counterpart copies of the Guaranty, executed by each
                 --------
of the Guarantors.


        12.1.16  Organizational Documents. Such evidence as the Bank may
                 ------------------------
reasonably require to verify that the Company and each Loan Party are duly organized or formed, validly existing, in good standing or with active status and qualified to engage in business (in each's jurisdiction of organization and each other jurisdiction where the failure to be so qualified would have a Material Adverse Effect), including certified copies of the Articles of Incorporation and Bylaws (or other similar entity documents, as applicable), certificates of good standing/active status and/or qualification to engage in business.

        12.1.17  Master Letter of Credit Agreement. A copy of the Master Letter
                 ---------------------------------
of Credit Agreement, executed by the Company.

        12.1.18  Other. Such other documents as the Bank may reasonably request.
                 -----

        12.2  Conditions. The obligation of the Bank to make each Loan and issue
              ----------
each Letter of Credit is subject to the following further conditions precedent that:

        12.2.1  Compliance with Warranties, No Default, etc. Both before and
                -------------------------------------------
after giving effect to any borrowing and the issuance of any Letter of Credit the following statements shall be true and correct:

                (a) the representations and warranties of the Company, and each Loan Party set forth in this Agreement and the other Loan Documents (including the material adverse change and litigation representations) shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

        12.2.2  Confirmatory Certificate. If requested by the Bank, the Bank
                ------------------------
shall have received a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 12.2.1 (it being understood that each
                             --------------
request by the Company for the making of a Loan or issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time
                                  --------------
of the making of such Loan or issuance of a Letter of Credit), together with such other documents as the Bank may reasonably request in support thereof.

        SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.

        13.1    Events of Default. Each of the following shall constitute an
                -----------------
Event of Default under this Agreement:

        13.1.1  Non-Payment of the Loans, etc. Default in the payment when due
                -----------------------------
of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, Reimbursement Obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

        13.1.2  Non-Payment or other Default of Other Debt. Any default shall
                ------------------------------------------
occur under the terms applicable to any Debt of the Company or any Subsidiary and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity. Any other default shall occur under the terms applicable to any Debt of the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect.

        13.1.3  Other Material Obligations. Default in the payment when due, or
                --------------------------
in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

        13.1.4  Bankruptcy, Insolvency, etc. The Company or any Subsidiary
                ---------------------------
becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

        13.1.5  Non-Compliance with Loan Documents. (a) Failure by the Company
                ----------------------------------
to comply with or to perform any covenant set forth in Sections 11.1.5(a), 11.5
                                                       ------------------  ----
through 11.15, and 11.20 through 11.22 and 11.26; or (b) failure by the Company
        -----      -----         -----     -----
or any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure
                                  ----------
described in this Section 13.1.5, clause (b) for 30 days.
                  --------------------------

        13.1.6  Warranties. Any warranty, representation or certification made
                ----------
by the Company or, any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Loan Party to the Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

        13.1.7  Pension Plans. (i) Institution of any steps by the Company or
                -------------
any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.

        13.1.8  Judgments. Final judgments which, in the aggregate at any one
                ---------
time outstanding, exceed applicable insurance coverage by $1,000,000 or more shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 90 days after entry or filing of such judgments.

        13.1.9  Invalidity of Collateral Documents, etc. Any Collateral Document
                ---------------------------------------
shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

        13.2    Effect of Event of Default. If any Event of Default described in
                --------------------------
Section 13.1.4 shall occur, the Commitment (if they have not theretofore
--------------
terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable, and the Company shall be required to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Bank shall declare the Commitment (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable, and/or demand that the Company Cash Collateralize all Letters of Credit whereupon the Commitment (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Bank shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in this Section 13 may be
                                                             ----------
waived by the Bank. Any cash collateral delivered hereunder shall be held by the Bank (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. At the expiration or termination of all Letters of Credit, such cash collateral shall be applied to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

        SECTION 14      GENERAL.

        14.1    Waiver; Amendments. No delay on the part of the Bank in the
                ------------------
exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        14.2    Notices. Except as otherwise provided in Sections 2.2.2 and
                -------                                  --------------
2.2.3, all notices hereunder shall be in writing (including facsimile
-----
transmission) and shall be sent to the applicable
party at its address shown on Schedule 14.2 or at such other address as such
                              -------------
party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Bank shall be entitled to rely on telephonic
   --------------     -----
instructions from any person that the Bank in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Bank harmless from any loss, cost or expense resulting from any such reliance.

        14.3  Computations. Where the character or amount of any asset or
              ------------
liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company
                                               --------
notifies the Bank that the Company wishes to amend any covenant in Section 11 to
                                                                   ----------
eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Bank notifies the Company that the Bank wishes to amend Section 11 for such purpose), then the Company's compliance with
                ----------
such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Bank.

        14.4  Regulation U. The Bank represents that it in good faith is not
              ------------
relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

        14.5  Costs, Expenses and Taxes. Subject to the limits expressly set
              -------------------------
forth in this Agreement, the Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Bank harmless from all liability for, (a) any stamp or other taxes (including documentary stamp taxes and intangible taxes, but excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Bank of its rights pursuant to Section 11.2.
                                                                   ------------
All obligations provided for in this Section 14.5 shall survive repayment of the
                                     ------------
Loans, cancellation of the Notes, and termination of this Agreement.

         14.6     Subsidiary References.  The provisions of this Agreement
                  ---------------------
relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.7     Captions.  Section captions used in this Agreement are for
                  --------
convenience only and shall not affect the construction of this Agreement.

         14.8     Assignments; Participations.
                  ---------------------------

         14.8.1   Assignments. Subject to the approval of the Company, such
                  -----------
approval not to be unreasonably withheld or delayed, the Bank may at any time assign and delegate to one or more commercial banks or financial institutions (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of the Bank's Loans and Commitment
           --------
(which assignment and delegation shall be of a constant, and not a varying, percentage of all the Bank's Loans and Commitment); provided that no assignment
                                                    --------
and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under
Section 7.5 or Section 8 to the Assignee than the Company is then obligated to
-----------    ---------
pay to the Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts).

         From and after the date on which the conditions described above have been met, such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of the Bank hereunder and the Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder.

         Notwithstanding the foregoing provisions of this Section 14.8.1 or any
                                                          --------------
other provision of this Agreement, the Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release the Bank from any of its obligations hereunder).

         14.8.2   Participations. Subject to the approval of the Company, such
                  --------------
approval not to be unreasonably withheld or delayed, the Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to the Bank, the Note held by the Bank, the Commitment of the Bank, the interest of the Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of the sale by the Bank of a
                 -----------
participating interest to a Participant, (x) the Bank shall remain the holder of the Note for all purposes of this Agreement, (y) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if the Bank had not sold such participation and shall be paid directly to the Bank. No Participant shall have any direct or indirect voting rights hereunder. The Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which the Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Note are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, to the same extent as if the amount of its participating interest were owing directly to it as the Bank under this Agreement or Note or a Letter of Credit; provided that such right of setoff
                                              --------
shall be subject to the obligation of each Participant to share with the Bank, and the Bank agrees to share with each Participant, as provided in Section 7.4.
                                                                   -----------
The Company also agrees that each Participant shall be entitled to the benefits of Section 7.5 and Section 8 as if it were the Bank (provided that no
   -----------     ---------                         --------
Participant shall receive any greater compensation pursuant to Section 7.5 or
                                                               -----------
Section 8 than would have been paid to the Bank if no participation had been
---------
sold).

         14.9   Governing Law. This Agreement shall be a contract made under and
                -------------
governed by the internal laws of the State of Florida applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Bank expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.10  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         14.11  Successors and Assigns. This Agreement shall be binding upon the
                ----------------------
Company, the Bank and their respective successors and assigns, and shall inure to the benefit of the Company, the Bank and the successors and assigns of the Bank.

         14.12  Indemnification by the Company. In consideration of the
                ------------------------------
execution and delivery of this Agreement by the Bank and the agreement to extend the Commitment provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Bank and each of the officers, directors, employees, Affiliates and agents of the Bank (each a "Bank Party") free and harmless from
                                           ----------
and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified
                                                                   -----------
Liabilities"), incurred by the Bank Parties or any of them as a result of, or
-----------
arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon,
(iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of the applicable Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section
                                                                       -------
14.12 shall survive repayment of the Loans, cancellation of the Notes, any
-----
foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

         14.13   Nonliability of Bank. The relationship between the Company on
                 --------------------
the one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall not have any fiduciary responsibility to the Company. The Bank does not undertake any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that the Bank shall have no liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the Bank. The Bank shall have no liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         14.14  Forum Selection and Consent to Jurisdiction. ANY LITIGATION
                -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST
                              --------
ANY GUARANTOR, ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH GUARANTOR, COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF FLORIDA. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14.15  Waiver of Jury Trial. EACH OF THE COMPANY AND THE BANK HEREBY
                --------------------
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                       Signatures appear on following page

Delivered as of the day and year first above written.

                          WORLD FUEL SERVICES CORPORATION

                          By: /s/ CARLOS ABAUNZA
                              -----------------------------------------------
                              Title:  Carlos Abaunza, Chief Financial Officer

                          LASALLE BANK NATIONAL ASSOCIATION


                          By: /s/ ROBERT LOZANO
                              -----------------------------------------------
                              Title:   Robert Lozano, First Vice President



STATE OF NEW YORK       )
                        )SS:
COUNTY OF BRONX         )

         The foregoing instrument was acknowledged before me this 7th day of December, 2001 by Carlos Abaunza, Chief Financial Officer of World Fuel Services Corporation.

Personally Known______OR Produced Identification  X
                                                 ----

Type of Identification Produced  Driver's License
                                 ----------------------------------------------




                                Print or Stamp Name: Miriam L. Mercado
                                Notary Public, State of New York at Large
                                Commission No.:01ME6019692
                                My Commission Expires:  February 16, 2003

STATE OF FLORIDA    )
                    ) SS:
COUNTY OF MIAMI-DADE)

         The foregoing instrument was acknowledged before me this 6th day of December, 2001 by Robert Lozano, First Vice President of LaSalle Bank National Association.

Personally Known  X OR Produced Identification ____________
                  -

Type of Identification Produced __________________________________________




                              Print or Stamp Name: Stuart D. Ames, Esq.
                              Notary Public, State of Florida at Large
                              Commission No.: CC884570
                              My Commission Expires:  November 26, 2003

                                PRICING SCHEDULE
                                ----------------

         The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the Letter of Credit Fee Rate shall be determined as set forth below.

         The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the Letter of Credit Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Total Liabilities to Tangible Net Worth Ratio:

--------------------------------------------------------------------------------------------------------
                                                                                    Letter of
                                          Eurodollar   Prime Rate   Non-Use Fee     Credit Fee
Total Liabilities/Tangible Net Worth      Margin         Margin*       Rate         Rate
--------------------------------------------------------------------------------------------------------
*** 2.50x                                  1.50%          -0.75%       .375%        1.00%
--------------------------------------------------------------------------------------------------------
*** 2.25 ** 2.50x                          1.375%         -1.00%       .325%         .95%
--------------------------------------------------------------------------------------------------------
*** 2.00x ** 2.25x                         1.325%         -1.25%       .250%         .85%
--------------------------------------------------------------------------------------------------------
**  2.00x                                  1.25%          -1.50%       .200%         .75%
--------------------------------------------------------------------------------------------------------

The Eurodollar Margin, the Prime Rate Margin, the Non-Use Fee Rate and the Letter of Credit Fee Rate shall be adjusted, to the extent applicable, on the 60th (or, in the case of the last Fiscal Quarter of each Fiscal Year, 105th) day after the end of each Fiscal Quarter based on the Total Liabilities to Tangible Net Worth Ratio as of the last day of such Fiscal Quarter. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.





_______________________________
* Minus sign indicates a negative number.
** less than
*** more than or equal to